                                                                    Exhibit 99.3

Case Name: Aerovox, Inc.
Case No.:  01-14680 jnf                                                               Month Ended:

                                              Total          Current    1-30 days      31-60 days     61-90 days     over 90 days
                                              -----          -------    ---------      ----------     ----------     ------------
Date of Filing: June 6, 2001                 9,303,471      6,088,757    2,842,502       675,132         17,641       (320,561)
 Allowance for Doubtful Accounts              (470,686)

Month: June 30, 2001                         9,542,941      6,438,689    2,490,616       846,193        104,622       (337,179)
 Allowance for Doubtful Accounts              (470,686)

Month: July 28, 2001                         8,296,232      4,814,921    2,358,455       797,296        641,114       (315,554)
 Allowance for Doubtful Accounts              (489,852)

Month: August 25, 2001
 Allowance for Doubtful Accounts

Month: September 29, 2001
 Allowance for Doubtful Accounts

Month: October 27, 2001
 Allowance for Doubtful Accounts

Please note: Days aged denotes past due, i.e. 1-30 days past due.